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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             LifeMinders.com, Inc.
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            (Exact name of registrant as specified in its charter)


         Delaware                                             1990403
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  (State of incorporation                               (I.R.S. Employer
     or organization)                                   Identification No.)

         1110 Herndon Parkway, Herndon, VA                     20170
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   (Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this forms relates:
333-87785

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)
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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

     The description of the common stock, par value $0.01 per share, of LifeMinders.com, Inc. (the "Company") under the caption "Description of Securities" in the Company's Registration Statement on Form S-1 (File No. 333-87785) as originally filed with the Securities and Exchange Commission on September 24, 1999, and as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this Item.

Item 2.    Exhibits.
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     The following exhibits are filed herewith or incorporated herein by reference:

     Exhibit
     Number  Exhibit Title or Description
     ------  ----------------------------
      3.1.   Restated Certificate of Incorporation (incorporated by reference to
             Exhibit 3.1 to the Registration Statement).

      3.2. Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

      3.3. Second Amended and Restated Registration Rights Agreement, dated as of September 23, 1999, among the Company and the Series E investors
             (incorporated by reference to Exhibit 3.3 to the Registration
             Statement).

      4.1. Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).


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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 16, 1999      LifeMinders.com, Inc.

                                 /s/ Joseph Grabias
                             By: ___________________________
                             Joseph Grabias
                             Vice President and Chief Financial Officer

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                                 EXHIBIT INDEX

     Exhibit
     Number  Exhibit Title or Description
     ------  ----------------------------
      3.4.   Restated Certificate of Incorporation (incorporated by reference to
             Exhibit 3.1 to the Registration Statement).

      3.5. Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

      3.6. Second Amended and Restated Registration Rights Agreement, dated as of September 23, 1999, among the Company and the Series E investors
             (incorporated by reference to Exhibit 3.3 to the Registration
             Statement).

      4.1 Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

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